Exhibit 23.4

December 15, 2022

To:

SYLA Technologies Co., Ltd.

Ebisu Prime Square Tower 7F, 1-1-39

Hiroo, Shibuya-ku, Tokyo, Japan

Japan Marketing Research Organization

Re: Consent of Japan Marketing Research Organization

Ladies and Gentlemen,

We understand that SYLA Technologies Co., Ltd. (the “Company”) filed a registration statement on Form F-1, as amended (the “Registration Statement”), with the United States Securities and Exchange Commission (the “SEC”) on November 16, 2022. We hereby consent to the use of and references to our name and the inclusion of information, data and statements from our market survey titled Investigation to Prove and Verify No. 1 Market Share of the Japanese Real Estate Crowdfunding Industry in May 2022 in the Registration Statement and any subsequent amendments to the Registration Statement. We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC filings by the Company.

For and on behalf of

Japan Marketing Research Organization

/s/ Takeshi Ichinohe
Name: Takeshi Ichinohe
Title: Chief Executive Officer